Mail to: Secretary of State
002

MUST BE TYPED FILING FEE: $25.00 MUST SUBMIT TWO COPIES	Corporations Section 1560 Broadway, Suite 200 Denver, CO 80202 303) 894-2251 Fax (303) 894-2242	For office use only FILED- CUSTOMER COPY DONETTA DAVIDSON COLORADO SECRETARY OF STATE 20011223489 M $25.00 SECTRETARY OF STATE 11-26-2001 11:49:21
Please include a typed Self-addressed envelope	ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is CAPITAL RESERVE CORPORATION

SECOND: The following amendment to the Articles of Incorporation was adopted on November 19th, 2001 as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

____ No shares have been issued or Directors Elected - Action by Incorporators

____ No shares have been issued but Directors Elected - Action by Directors

____ Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

_X__ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is ________________________________________________________________________

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

PLEASE SEE SCHEDULE "A" ATTACHED HERETO

If these amendments are to have a delayed effective date, please list that date:

(Not to exceed ninety (90) days form the date of filing)

Signature /s/ Jacqueline R. Danforth Name: Jacqueline R. Danforth Title: President